SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. _____)


Filed by the Registrant                       [X]
Filed by a Party other than the Registrant    [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement               [ ] Confidential, For Use of the
[X] Definitive Proxy Statement                    Commission Only (as permitted
[ ] Definitive Additional Materials               by Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant to
    Rule 14a-11(c) or Rule 14a-12


                             TAGIT-IT PACIFIC, INC.
-------------------------------------------------------------------------------
                              (Name of Registrant)


-------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No Fee Required

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:


-------------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transactions applies:


-------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


-------------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:


-------------------------------------------------------------------------------
     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:


-------------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:


-------------------------------------------------------------------------------
     (3)  Filing party:


-------------------------------------------------------------------------------
     (4)  Date Filed:


-------------------------------------------------------------------------------

                              TAG-IT PACIFIC, INC.
              -----------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
              -----------------------------------------------------


TIME.................................... 10:00 a.m. Pacific Daylight Time on
                                         June 15, 2001

PLACE................................... Tag-It, Pacific, Inc.'s Corporate
                                         Headquarters at 21900 Burbank
                                         Boulevard, Suite 270, Woodland
                                         Hills, California 91367.

ITEMS OF BUSINESS....................... (1) To elect two Class I members of the Board of Directors for
                                             three-year terms. The persons
                                             nominated by our Board of Directors
                                             (Messrs. Kevin Bermeister and Brent
                                             Cohen) are described in the
                                             accompanying Proxy Statement.

                                         (2) To approve an amendment to the
                                             Company's 1997 Stock Plan to
                                             increase the maximum number of
                                             shares of Common stock that may be
                                             issued pursuant to awards granted
                                             under the plan from 1,777,500
                                             shares to 2,077,500 shares; and

                                         (3) To transact such other business
                                             as may properly come before the
                                             Annual Meeting and any adjournment
                                             or postponement.

RECORD DATE............................. You can vote if you were a stockholder of the Company at the
                                         close of business on April 27, 2001.

PROXY VOTING............................ All stockholders are cordially invited to attend the Annual Meeting in
                                         person. However, to ensure your
                                         representation at the Annual Meeting,
                                         you are urged to vote promptly by
                                         signing and returning the enclosed
                                         Proxy card. IF YOUR SHARES ARE HELD IN
                                         STREET NAME, YOU MUST OBTAIN A PROXY,
                                         EXECUTED IN YOUR FAVOR, FROM THE
                                         HOLDER OF RECORD IN ORDER TO BE
                                         ABLE TO VOTE AT THE ANNUAL MEETING.

Woodland Hills, California
May __, 2001
                                         Ronda Sallmen
                                         CHIEF FINANCIAL OFFICER

IN ORDER TO ENSURE YOUR REPRESENTATION AT THE ANNUAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR AT DIFFERENT ADDRESSES, EACH CARD SHOULD BE COMPLETED AND RETURNED.

                                                           TAG-IT PACIFIC, INC.
                                            21900 BURBANK BOULEVARD, SUITE 270,
                                               WOODLAND HILLS, CALIFORNIA 91367

         PROXY STATEMENT
-------------------------------------------------------------------------------


     These Proxy materials are delivered in connection with the solicitation by the Board of Directors of Tag-It Pacific, Inc., a Delaware corporation ("Tag-It," the "Company", "we", or "us"), of Proxies to be voted at our 2001 Annual Meeting of stockholders and at any adjournments or postponements.

     You are invited to attend our Annual Meeting of stockholders on June 15, 2001, beginning at 10.00 a.m. Pacific Daylight Time. The meeting will be held at the Company's corporate headquarters at 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367.

STOCKHOLDERS ENTITLED TO VOTE.

     Holders of Tag-It Common stock at the close of business on April 27, 2001 are entitled to receive this notice and to vote their shares at the Annual Meeting. Common stock is the only outstanding class of securities of the Company entitled to vote at the Annual Meeting. As of April 27, 2001, there were 8,003,244 shares of common stock outstanding.

PROXIES.

     Your vote is important. If your shares are registered in your name, you are a share owner of record. If your shares are in the name of your broker or bank, your shares are held in street name. We encourage you to vote by Proxy so that your shares will be represented and voted at the meeting even if you cannot attend. All share owners can vote by written Proxy card. Your submitting the enclosed Proxy will not limit your right to vote at the Annual Meeting if you later decide to attend in person. IF YOUR SHARES ARE HELD IN STREET NAME, YOU MUST OBTAIN A PROXY, EXECUTED IN YOUR FAVOR, FROM THE HOLDER OF RECORD IN ORDER TO BE ABLE TO VOTE AT THE MEETING. If you are a share owner of record, you may revoke your Proxy at any time before the meeting either by filing with the Secretary of the Company, at its principal executive offices, a written notice of revocation or a duly executed Proxy bearing a later date, or by attending the Annual Meeting and expressing a desire to vote your shares in person. All shares entitled to vote and represented by properly executed Proxies received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those Proxies. If no instructions are indicated on a properly executed Proxy, the shares represented by that Proxy will be voted as recommended by the Board of Directors.

QUORUM.

     The presence, in person or by Proxy, of a majority of the votes entitled to be cast by the stockholders entitled to vote at the Annual Meeting is necessary to constitute a quorum. Abstentions and broker non-votes will be included in the number of shares present at the Annual Meeting for determining the presence of a quorum.

VOTING.

     Each share of Tag-It common stock is entitled to one vote on each matter properly brought before the meeting. Abstentions will be counted toward the tabulation of votes cast on proposals submitted to stockholders and will have the same effect as negative votes, while broker non-votes will not be counted as votes cast for or against such matters.

ELECTION OF DIRECTORS.

     The two nominees for Class I director receiving the highest number of votes at the Annual Meeting will be elected. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

AMENDMENT OF THE 1997 STOCK PLAN.

     It is proposed to amend the 1997 Stock Plan to increase the number of shares of common stock that the Company may issue pursuant to awards under the 1997 Stock Plan from 1,777,500 shares to 2,077,500 shares. This amendment will require the affirmative vote of a majority of the votes entitled to be cast by holders of outstanding shares of common stock that are present or represented by proxy at the Annual Meeting.

OTHER MATTERS.

     At the date this Proxy Statement went to press, we do not know of any other matter to be raised at the Annual Meeting.

MAILING OF PROXY STATEMENTS.

     We anticipate mailing this Proxy Statement and the accompanying Proxy to stockholders on or about May 16, 2001.

ITEM 1:  ELECTION OF DIRECTORS
-------------------------------------------------------------------------------

     Item 1 is the election of two members of the Board of Directors. In accordance with our Certificate of Incorporation, the Board of Directors is grouped into three classes. At each Annual Meeting, directors constituting one class are elected, each for a three-year term. Our bylaws presently provide that the number of directors shall not be less than two nor more than nine, with the exact number to be fixed from time to time by resolution of our Board of Directors. The number of directors is currently fixed at 7.

     The Class I directors whose terms expire at the 2001 Annual Meeting are Kevin Bermeister and Brent Cohen. The Board of Directors has nominated Kevin Bermeister and Brent Cohen to serve as Class I directors for terms expiring in 2004. The Class II directors are serving terms that expire in 2002, and the Class III directors are serving terms that expire in 2003. Two Class I directors will be elected at the Annual Meeting.

     Unless otherwise instructed, the Proxy holders will vote the Proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the Proxies will be voted for such other nominee(s) as shall be designated by the then current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director.

     The Board of Directors proposes the election of the following nominees as Class I directors:

                                Kevin Bermeister
                                   Brent Cohen

     If elected, Mr. Bermeister and Mr. Cohen are expected to serve until the 2004 Annual Meeting of stockholders. The two nominees for election as Class I directors at the Annual Meeting who receive the highest number of affirmative votes will be elected.

     The principal occupation and certain other information about the nominees, other directors whose terms of office continue after the Annual Meeting, and certain executive officers are set forth on the following pages.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

                        DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information with respect to nominees, continuing directors and officers of the Company as of April 30, 2001:

                        DIRECTORS AND EXECUTIVE OFFICERS

                                            YEAR FIRST
                                            ELECTED OR
                                             APPOINTED
NAME                              AGE         DIRECTOR    POSITION
-------------------------------   ---       ----------    --------
NOMINEES:
CLASS I DIRECTORS
(terms expiring in 2001)

Kevin Bermeister...............   40          1999         Director

Brent Cohen....................   42          1998         Director

CONTINUING DIRECTORS:
CLASS II DIRECTORS (1)
(terms expiring in 2002)

Michael Katz...................   59          1998         Director

Jonathan Burstein (2)..........   34          1999         Vice President of Operations and Director

CLASS III DIRECTORS
(terms expiring in 2003)

Mark  Dyne (3).................   40          1997         Chairman of the Board of Directors

Colin Dyne (3).................   38          1997         Chief Executive Officer, President and Director

OTHER OFFICERS:

Jonathan Markiles..............   36                       Secretary and Vice President of Strategic
                                                               Planning and Business Development
Ronda Sallmen..................   35                       Chief Financial Officer
-----------------

     (1)  There is currently a vacancy in the Class II directors.

     (2)  Jonathan Burstein is Colin Dyne's and Mark Dyne's brother-in-law.

     (3)  Colin Dyne and Mark Dyne are brothers.


CLASS I DIRECTOR NOMINEES: TERMS EXPIRING IN 2001

     KEVIN BERMEISTER

               Mr. Bermeister has served on our Board of Directors since 1999. He has been a director of Brilliant Digital Entertainment, Inc. since August 1996 and has served as its President since October 1996. Mr. Bermeister is a director of Sega Ozisoft Pty. Ltd. and previously served as its Co-Chief Executive Officer. Mr. Bermeister is a founder of Sega Ozisoft which commenced business in 1982. Mr. Bermeister also is a director of Packard Bell NEC Australia Pty. Ltd. and Jacfun Pty. Ltd. Jacfun owns the Darling Harbour property occupied by the Sega World indoor theme park in Sydney, Australia. Mr. Bermeister has served on numerous advisory boards, including Virgin Interactive Entertainment Ltd.

          MEMBER: COMPENSATION COMMITTEE, AUDIT COMMITTEE

     BRENT COHEN

               Mr. Cohen has served on the Board of Directors since 1998. Mr. Cohen has been Chief Executive Officer and a director of US Search.com since February 2000. Mr. Cohen served in an advisory capacity to a number of companies from October 1998 through February 2000. From 1996 through October 1998, Mr. Cohen held senior management positions with Packard Bell NEC, Inc. (formerly Packard Bell Electronics), including Chief Operating Officer, Chief Financial Officer and President-consumer products and international divisions. Before joining Packard Bell NEC, Inc., Mr. Cohen was employed with Arthur Young & Company (now Ernst & Young) in their management consulting practice. Mr. Cohen is a charted accountant in the Republic of South Africa.

          MEMBER: COMPENSATION COMMITTEE, AUDIT COMMITTEE

CLASS II DIRECTORS: TERMS EXPIRING IN 2002

     MICHAEL KATZ

               Mr. Katz has served on our Board of Directors since 1998. Mr. Katz has served as President, Chief Operating Officer and director of Transducer Controls Corporation, a manufacturer of position and pressure transducers, from 1987 to the present. During the same period, Mr. Katz has also served as President, Chief Operating Officer and director of Tedea-Huntleigh, Inc., a manufacturer of load-cells and force-transducers. Since 1999, Mr. Katz has also served as Chairman of Lebow Products, a manufacturer of torque-transducers. Mr. Katz holds an MBA and Bachelor of Science degree in mechanical engineering.

          MEMBER: AUDIT COMMITTEE

     JONATHAN BURSTEIN

               Mr. Burstein has served as our Vice President of Operations since 1999 and has served on our Board of Directors since 1999. From 1987 until the present, Mr. Burstein has been responsible for managing many of our largest customer accounts and supervising our sales force and brand managers. Mr. Burstein is currently responsible for transitioning customers to our Managed Trim Solution e-commerce system. Mr. Burstein is the brother-in-law of Colin Dyne and Mark Dyne.

CLASS II DIRECTORS: TERMS EXPIRING IN 2003

     MARK DYNE

               Mr. Dyne has served as Chairman of the Board of Directors since 1997. He has served as Chairman of the Board of Directors and Chief Executive Officer of Brilliant Digital Entertainment, Inc., a publicly traded corporation, since October 1996. He is a founder and director of Ozisoft Pty Ltd., a leading distributor of entertainment software in both Australia and New Zealand. He is also a director of Monto Holdings Pty., Ltd., a private investment company. From November 1998 to March 2000, Mr. Dyne served as Chairman and Chief Executive Officer of Sega Gaming Technology Inc., a Las Vegas based gaming company. From October 1998 to December 1999, Mr. Dyne also served as Chairman and Chief Executive Officer of Virgin Interactive Entertainment Ltd., a distributor of computer software programs and video games that is based in London, England. Mr. Dyne was a founder of Packard Bell NEC Australia Pty. Ltd., a manufacturer and distributor of personal computers through the Australian mass merchant channel.

     COLIN DYNE

               Mr. Dyne founded Tag-It, Inc., one of our subsidiaries, in 1991 with his father, Harold Dyne, and has served as our President since inception and as our Chief Executive Officer since 1997. Before founding Tag-It, Inc. in 1991, Mr. Dyne worked in numerous positions within the stationery products industry, including owning and operating retail stationery businesses and servicing the larger commercial products industry through contract stationery and printing operations. Mr. Dyne is the brother of Mark Dyne.

OTHER OFFICERS

     JONATHAN MARKILES

               Mr. Markiles is our Vice President, Strategic Planning and Business Development, and Secretary. Mr. Markiles joined Tag-It, Inc. in May 1994 as our general manager where he has been responsible for production, distribution and international operations. Before joining Tag-It, Inc., Mr. Markiles received his MBA from the University of Southern California in May 1994. From 1987 until August 1992, Mr. Markiles held various operational positions with Windshields America, Inc., a national chain of autoglass stores.

     RONDA SALLMEN

               Ms. Sallmen has served as our Chief Financial Officer since she joined us in June 2000. Before joining us, Ms. Sallmen was a senior manager at BDO Seidman, LLP, independent public accountants, where she was the director of the Apparel Industry Practice in Los Angeles, California. In this role, she was responsible for providing audit, transaction support and business advisory services to private and publicly held companies. Ms. Sallmen has over ten years experience in the apparel industry. She was also a member of the advisory board of a leading apparel industry group. Ms. Sallmen is a certified public accountant and a member of the American Institute of Certified Public Accountants and the California State Society of Certified Public Accountants.

BOARD MEETINGS AND COMMITTEES.

     The Board of Directors held three meetings and acted eight additional times by unanimous written consent during fiscal 2000. Neither Mark Dyne nor Paul Markiles attended one meeting of the Board of Directors in fiscal 2000.
Other than these directors, no director attended fewer than 75% of all the meetings of the Board of Directors and those committees on which he or she served in fiscal 2000. The Board of Directors maintains an audit committee and a compensation committee.

     The audit committee currently consists of Messrs. Bermeister, Cohen and Katz. The compensation committee currently consists of Messrs. Bermeister and Cohen.

     The role and responsibilities of the audit committee are set forth in a written charter adopted by the Board and attached to this Proxy Statement as Appendix A. The audit committee recommends the engagement of independent public accountants, reviews the scope of the audit to be conducted by the independent public accountants and meets quarterly with the independent public accountants and our Chief Financial Officer to review matters relating to our financial statements, our accounting principles and our system of internal accounting controls. The audit committee reports its recommendations as to the approval of our financial statements to the Board of

Directors. All audit committee members are independent directors as defined in the listing standards of the American Stock Exchange. The audit committee held two meetings during fiscal 2000.

     The compensation committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation and is responsible for administering our stock option and executive incentive compensation plans. The compensation committee held three meetings during fiscal 2000.

DIRECTOR COMPENSATION

     We currently pay nonemployee directors $1,500 for their personal attendance at any meeting of the Board of Directors and $500 for attendance at any telephonic meeting of the Board of Directors or at any meeting of a committee of the Board of Directors. No non-employee directors received options to purchase shares of common stock in fiscal 2000. We also reimburse directors for their reasonable travel expenses incurred in attending board or committee meetings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.

     We have no interlocking relationships involving any of our compensation committee members that would be required by the Securities and Exchange Commission to be reported in this Proxy Statement and none of our officers or full-time employees serves on our compensation committee.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth, as to the Chief Executive Officer and as to each of the other most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all compensation paid for services to the Company in all capacities for each of the three years ended December 31 indicated below.

                           SUMMARY COMPENSATION TABLE

                                                                             ANNUAL                  LONG TERM
                                                                          COMPENSATION             COMPENSATION
                                                                  -----------------------------    ------------
                                                                                                     NUMBER OF
                                                  FISCAL YEAR                                       SECURITIES
NAME AND                                             ENDED                                          UNDERLYING
PRINCIPAL POSITION                                DECEMBER 31        SALARY        OTHER (1)        OPTIONS (2)
---------------------------------------------     -----------     -------------   -------------    ------------
Colin Dyne..................................         2000         $     317,000   $      54,940         140,000
     Chief Executive Officer,  President and         1999               229,251          27,921         145,000
       Director                                      1998               229,251          23,040          98,000

Jonathan Burstein (3).......................         2000         $     167,980   $      27,942          50,000
     Vice President of Operations and                1999               175,168          35,929          20,000
       Director                                      1998               167,979          26,347          30,000

Jonathan Markiles (4).......................         2000         $     178,846   $          --          30,000
     Vice President of Strategic Planning            1999               154,462              --          15,000
       and Business Development and                  1998               111,497              --          20,000
       Secretary

(1) Other compensation indicated in the above table consists of car and expense allowances and medical and disability insurance.
(2) In October 1998, we repriced all of our then outstanding stock options under our option repricing program. Under the program, option holders exchanged options to purchase a total of 170,000 shares of common stock for repriced stock options to purchase the same number of shares at a lower exercise price.
(3) The number of shares underlying the options granted to Jonathan Burstein in 1998 consists of options to purchase 22,000 shares of common stock granted in October 1998 and options to purchase 8,000 shares of common stock granted in October 1997 which were repriced in October 1998 under our option repricing program.
(4) The number of shares underlying the options granted to Jonathan Markiles in 1998 consists of options to purchase 12,000 shares of common stock granted in October 1998 and options to purchase 8,000 shares of common stock granted in October 1997 which were repriced in October 1998 under our option repricing program.

OPTION GRANTS IN FISCAL 2000

         The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended December 31, 2000. This information includes hypothetical potential gains from stock options granted in fiscal 2000. These hypothetical gains are based entirely on assumed annual growth rates of 5.0% and 10.0% in the value of our common stock price over the 10-year life of the stock options granted in fiscal 2000. These assumed rates of growth were selected by the Securities and Exchange Commission for illustrative purposes only and are not intended to predict future stock prices, which will depend upon market conditions and our future performance and prospects.

                          OPTION GRANTS IN FISCAL 2000

                                                   PERCENT OF
                                                     TOTAL
                                                    OPTIONS
                                       NUMBER OF   GRANTED TO
                                       SECURITIES   EMPLOYEES    EXERCISE                   POTENTIAL REALIZED VALUE AT
                                       UNDERLYING  GRANTED IN    OR BASE                    ASSUMED RATE OF STOCK PRICE
                                        OPTIONS    FISCAL YEAR   PRICE PER    EXPIRATION      APPRECIATION FOR OPTION
               NAME                     GRANTED        (1)       SHARE (2)      DATE                  TERM (3)
------------------------------------   ----------  -----------  -----------  ------------   --------------------------
                                                                                                5%            10%
                                                                                            ------------  ------------
Colin Dyne..........................    50,000(4)      12.5%     $  4.625       2/18/10      $  11,563     $  23,125
                                        40,000         10.0         4.250       4/10/10          8,500        17,500
                                        50,000         12.5         3.750      12/12/10          9,375        18,750

Jonathan Burstein...................    15,000(4)       3.7         4.625       2/10/10          3,469         6,938
                                        15,000          3.7         4.250       4/10/10          3,188         6,375
                                        20,000          5.0         3.750      12/12/10          3,750         7,500

Jonathan Markiles...................    15,000(4)       3.7         4.625       2/28/10          3,469         6,938
                                        15,000          3.7%     $  3.750      12/12/10      $   2,813     $   5,625

(1) We granted options covering an aggregate of 401,500 shares of common stock to employees during the fiscal year ended December 31, 2000.
(2) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to various conditions.
(3) The realizable value at assumed rate of stock price appreciation for option term is calculated using the potential realizable value of each grant.
(4)  These options vested immediately upon the date of the grant.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
VALUES

     The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during fiscal 2000, the number of shares of common stock underlying stock options held at fiscal year-end and the value of options held at fiscal year-end based upon the last reported sales price of the underlying securities on the American Stock Exchange ($4.0625 per share) on December 29, 2000, the last trading day during 2000, as reported by the American Stock Exchange.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES
                                        SHARES                   UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                       ACQUIRED                        OPTIONS AT              IN-THE-MONEY OPTIONS AT
                                          ON         VALUE          DECEMBER 31, 2000            DECEMBER 31, 2000
             NAME                      EXERCISE     REALIZED    EXERCISABLE   UNEXERCISABLE   EXERCISABLE  UNEXERCISABLE
------------------------------------  -----------  -----------  -----------   -------------   -----------  -------------
Colin Dyne .........................      69,689   $  313,600      215,000        70,000      $      --     $  15,625
Jonathan Burstein...................          --           --       68,500        31,500         71,825        17,300
Jonathan Markiles...................          --           --       46,000        19,000         44,200        15,738

STOCK OPTION REPRICING PROGRAM

     In October 1998, we repriced all of our then outstanding stock options under our option repricing program. The following table provides information concerning the repricing program, including: (i) the name and position of each Named Executive Officer and other executive officers who participated in the repricing program, (ii) the date of the repricing, (iii) the number of securities underlying repriced options, (iv) the per share market price of the underlying security at the time of the repricing, (v) the original exercise price of the canceled option at the time of the repricing, (vi) the per share exercise price of the repriced option received in exchange for the existing option and (vii) the original option term remaining at the date of repricing.

                         TEN YEAR OPTION/SAR REPRICINGS

          NAME AND OFFICE                                          MARKET      EXERCISE                   LENGTH OF
                                                   NUMBER OF      PRICE OF     PRICE OF                    ORIGINAL
                                                   SECURITIES     STOCK AT     STOCK AT                  OPTION TERM
                                                   UNDERLYING     TIME OF       TIME OF                   REMAINING
                                                  OPTIONS/SARS   REPRICING     REPRICING        NEW       AT DATE OF
                                                   REPRICED OR      OR            OR          EXERCISE    REPRICING
    NAME AND PRINCIPAL POSITION           DATE       AMENDED     AMENDMENT     AMENDMENT       PRICE     OR AMENDMENT
------------------------------------    --------  ------------   ----------    ---------      --------   ------------
Jonathan Burstein...................    10/10/98        8,000     $1.1875        $3.20          $1.30       9 Years
     Vice President of Operations

Jonathan Markiles...................    10/10/98        8,000     $1.1875        $3.20          $1.30       9 Years
     Vice President of Strategic
     Planning and Business
     Development and Secretary

Francis Shinsato....................    10/10/98       20,000     $1.1875        $3.20          $1.30       9 Years
     Former Chief Financial Officer

Michael Dodo........................    10/10/98       15,000     $1.1875        $3.20          $1.30       9 Years
     Former Vice President of
     Administration

EMPLOYMENT CONTRACTS

     None of the Named Executive Officers have employment agreements with the Company and their employment may be terminated at any time.

STOCK INCENTIVE PLANS

     The Company adopted the Tag-It Pacific, Inc. 1997 Stock Plan (the "1997 Plan") in October 1997. The purpose of the 1997 Plan is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of the Company or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company's stockholders. The maximum number of shares of common stock that may be issued pursuant to awards granted under the 1997 Plan is 1,777,500, subject to certain adjustments to prevent dilution. Any shares of common stock subject to an award which for any reason expires or terminates unexercised are again available for issuance under the 1997 Plan.

     The 1997 Plan authorizes its administrator to enter into any type of arrangement with an eligible participant that, by its terms, involves or might involve the issuance of (1) shares of common stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the common stock, or (3) any other security or benefit with a value derived from the value of the common stock. Any stock option granted may be an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") or a nonqualified stock option. The 1997 Plan currently is administered by the Compensation Committee of the Board of Directors of the Company. Subject to the provisions of the 1997 Plan, the Compensation Committee will have full and final authority to select the executives and other employees to whom awards will be granted thereunder, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto. No participant may receive awards representing more than 25% of the aggregate number of shares of common stock that may be issued pursuant to all awards under the 1997 Plan.

     As of December 31, 2000, 617,000 shares of common stock remained available for grant of awards to eligible participants under the 1997 Plan.

                        REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee is charged with the responsibility of administering all aspects of the Company's executive compensation programs. The committee, which currently is comprised of two independent, non-employee directors, also grants all stock options and otherwise administers the 1997 Plan.

     TOTAL COMPENSATION. It is the philosophy of the committee that executive compensation should be structured to provide an appropriate relationship between executive compensation and performance of the Company and the share price of the common stock, as well as to attract, motivate and retain executives of outstanding abilities and experience. The principal elements of total compensation paid to executives of the Company are as follows:

     BASE SALARY. Base salaries are negotiated at the commencement of an executive's employment with the Company, and are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located, and the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of the Company. Base salaries may be annually adjusted in the sole discretion of the committee to reflect changes in any of the foregoing factors.

     STOCK INCENTIVE PLAN OPTIONS AND AWARDS. Under the 1997 Plan, the committee is authorized to grant any type of award which might involve the issuance of shares of common stock, options, warrants, convertible securities, stock appreciation rights or similar rights or any other securities or benefits with a value derived from the value of the common stock. The number of options granted to an individual is based upon a number of factors, including his or her position, salary and performance, and the overall performance and stock price of the Company.

     ANNUAL INCENTIVES. The committee believes that executive compensation should be determined with specific reference to the Company's overall performance and goals, as well as the performance and goals of the division or function over which each individual executive has primary responsibility. In this regard, the committee considers both quantitative and qualitative factors. Quantitative items used by the committee in analyzing the Company's performance include sales and sales growth, results of operations and an analysis of actual levels of operating results and sales to budgeted amounts. Qualitative factors include the committee's assessment of such matters as the enhancement of the Company's image and reputation, expansion into new markets, and the development and success of new strategic relationships and new marketing opportunities.

     DETERMINATION OF CHIEF EXECUTIVE OFFICER'S COMPENSATION. The committee believes that the Chief Executive Officer's compensation should be determined with specific reference to the Company's overall performance and goals applying the same quantitative and qualitative factors with which it determines the annual incentives of its other executive officers. The committee set the base salary for the Chief Executive Officer for the fiscal year 2000 at a level which is designed to provide the Chief Executive Officer with a salary which is competitive with salaries paid to chief executive officers of similarly-sized companies in the industry and commensurate with the Chief Executive Officer's experience.

     OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION. Effective January 1, 1994, under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), a public company generally will not be entitled to a deduction for non-performance-based compensation paid to certain executive officers to the extent such compensation exceeds $1.0 million. Special rules apply for "performance-based" compensation, including the approval of the performance goals by the stockholders of the Company.

     All compensation paid to the Company's employees in fiscal 2000 will be fully deductible. With respect to compensation to be paid to executives in 2001 and future years, in certain instances such compensation may exceed $1.0 million. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee has not adopted a policy that all compensation must be deductible.

                                            Compensation Committee

                                                    Kevin Bermeister
                                                    Brent Cohen

                            REPORT OF AUDIT COMMITTEE

     The audit committee of the Board of Directors, which consists of 3 independent directors, as that term is defined in Section 121(A) of the listing standards of the American Stock Exchange, has furnished the report set forth below.

     The audit committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the audit committee are set forth in a written charter adopted by the Board, which is attached as Appendix "A" to this Proxy Statement. The audit committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval.

     The audit committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2000, the audit committee:

     - Reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management and BDO Seidman, LLP ("BDO"), the Company's independent auditors;

     - Discussed with BDO the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

     - Received written disclosures and the letter from BDO regarding its independence as required by Independence Standards Board Standard No.
          1. The audit committee discussed with BDO their independence.

     - Based on its review of the audited financial statements and discussions with management and BDO, recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

     The audit committee also considered the status of pending litigation and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

     AUDIT FEES

     The aggregate fees billed by BDO for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2000 and the reviews of the financial statements included in the Company's Forms 10-QSB for that fiscal year, were $121,360.

     FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     BDO did not bill any fees for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000.

     ALL OTHER FEES

     The aggregate fees billed by BDO for services rendered to the Company other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000, were $100,186.

     The audit committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

                                Audit Committee.

                                            Kevin Bermeister
                                            Brent Cohen
                                            Michael Katz

                                PERFORMANCE GRAPH

         The following graph sets forth the percentage change in cumulative total stockholder return of the common stock of the Company during the period from January 23, 1998 to December 31, 2000, compared with the cumulative returns of the American Stock Exchange Composite Index and The Dow Jones Textiles & Apparel Index. The comparison assumes $100 was invested on January 23, 1998 in the common stock of the Company and in each of the foregoing indices. The stock price performance on the following graph is not necessarily indicative of future stock price performance.


                COMPARISON OF THREE YEAR CUMULATIVE TOTAL RETURN*
              AMONG TAG-IT PACIFIC, INC., THE AMEX COMPOSITE INDEX
                   AND THE DOW JONES TEXTILES & APPAREL INDEX



[GRAPH OMITTED]



*$100 INVESTED ON 1/23/98 IN STOCK OR ON 12/31/97
IN INDEX - INCLUDING REINVESTMENT OF DIVIDENDS.
FISCAL YEAR ENDING DECEMBER 31.



                                            Cumulative Total Return
                                  ------------------------------------------
                                  1/23/1998     12/98      12/99      12/00

TAG-IT PACIFIC, INC.                 100.00    109.38     140.63     101.58
AMEX COMPOSITE                       100.00    107.33     137.12     140.90
DOW JONES TEXTILES & APPAREL         100.00     83.74      81.52      99.06

           CERTAIN TRANSACTIONS WITH DIRECTORS AND EXECUTIVE OFFICERS

     Except as disclosed in this Proxy Statement, neither the nominees for election as directors of the Company, the directors or senior officers of the Company, nor any stockholder owning more than five percent of the issued shares of the Company, nor any of their respective associates or affiliates, had any material interest, direct or indirect, in any material transaction to which the Company was a party during fiscal 2000, or which is presently proposed.

TRANSACTIONS INVOLVING OUR OFFICERS, DIRECTORS, OR THEIR IMMEDIATE FAMILY AND AFFILIATES

     D.P.S. Associates, a general partnership in which Harold Dyne, our former President and a former director was a general partner, is the lessor of our former executive offices located at 3820 South Hill Street in Los Angeles, California, pursuant to a lease agreement with Pacific Trim & Belt, Inc., one of our subsidiaries. The lease with D.P.S. Associates provides for a base rent of $9,072 per month on a month-to-month basis.

     Since January 1, 1996, Averil Capital Markets Group, Inc., a financial advisory firm founded and controlled by Diana Maranon, has performed various services for AGS Stationery and us, including investigation of strategic financing and other corporate growth initiatives. Ms. Maranon served as one of our directors from January 1998 until May 1999. As consideration for these services, AGS Stationery paid Averil the aggregate amount of $26,123, including out of pocket expenses. As additional compensation for services rendered, AGS Stationery granted to Chloe Holdings, Inc., an affiliate of Averil, warrants to purchase up to 135 shares of common stock of AGS Stationery, and we paid Averil $175,000 upon consummation of our initial public offering. Immediately prior to our initial public offering, the warrants granted to Chloe Holdings became exercisable for 22,841 shares of our common stock. In November 1999, Chloe Holdings exercised the options on a cashless basis and received 19,379 shares of our common stock. Consulting fees paid to Averil for the year ended December 31, 2000 amounted to $18,655. We plan to continue to engage Averil; however, we are unable to currently estimate the extent to which we will use Averil in the future.

     For the year ended December 31, 2000, we paid $87,500 in consulting fees to Diversified Consulting, LLC, a company owned by Audrey Dyne, mother of Colin Dyne and Mark Dyne, and $87,200 in consulting fees to Kevin Bermeister, a director.

     Murray Markiles, who is Jonathan Markiles' brother, is a partner with Akin, Gump, Strauss, Hauer & Feld, L.L.P., successor by merger to Troop Steuber Pasich Reddick & Tobey, LLP. Akin, Gump, Strauss, Hauer & Feld, L.L.P. is our legal counsel. As compensation for legal services performed by Akin, Gump, Strauss, Hauer & Feld, L.L.P. in connection with our initial public offering, we granted to Akin, Gump, Strauss, Hauer & Feld, L.L.P. a warrant to purchase 35,555 shares of common stock at an exercise price of $3.60 per share. In October 1998, we repriced the warrants issued to Akin, Gump, Strauss, Hauer & Feld, L.L.P. from $3.60 per share to $1.50 per share. The warrant is currently exercisable, expires on December 31, 2003 and provides for piggyback registration rights.

     Monto Holdings Pty. Ltd. and NPM Investments, Inc. have made loans to our subsidiaries to be used for general working capital purposes and other purposes. Mark Dyne, our Chairman of the Board, holds a significant equity interest in Monto Holdings Pty. Ltd. and NPM Investments, Inc. Alan Saloner, one of our significant stockholders, holds a significant equity interest in NPM Investments, Inc. Kevin Bermeister, one of our directors, holds an equity interest in Monto Holdings Pty. Ltd. The loans from Monto Holdings Pty. Ltd. and NPM Investments, Inc. are all evidenced by promissory notes executed by the subsidiary and are due and payable on the fifteenth day following the date on which the holder of the promissory note makes written demand for payment.

     The following are details of the loans from Monto Holdings Pty. Ltd.:

     o loans in October 1997 of $12,000 to AGS Stationery and of $110,000 in November 1997 to Pacific Trim & Belt, Inc., to fund expenses incurred in connection with our initial public offering, each at interest rates of 7.5% per annum (repaid $40,000 in 1999 and $82,000 in 2000);

     o a loan in February 1996 of $300,000 to AGS Stationery, Inc. at an interest rate of 7.5% per annum (repaid in January 1998);

     o a loan in January 1995 of $124,626 to Pacific Trim & Belt, Inc. at an interest rate of 10.0% per annum (of which we had repaid $30,707 to Monto Holdings Pty. Ltd. through December 31, 2000);

     The following are details of the loans from and other transactions with NPM Investments, Inc.:

     o a loan in August 1996 of $715,000 to Tag-It, Inc. at an interest rate of 7.5% per annum, of which $400,000 was converted into 266,666 shares of common stock on October 15, 1998 (balance repaid in February 1999);

     o loans in September and October 1997 of $126,972 to Tag-It, Inc, at an interest rate of 7.5% per annum to fund expenses incurred in connection with our initial public offering (repaid in July 1998); and

     o an additional $400,000 of indebtedness loaned by NPM Investments, Inc to our subsidiaries was converted into 266,666 shares of our common stock, effective October 15, 1998. We issued these shares to Heathmount International Limited, a company in which Alan Saloner holds an equity interest. Mark Dyne did not receive any interest, directly or indirectly, in the shares issued to Heathmount International Limited upon conversion of this indebtedness.

     As of December 31, 2000, Colin Dyne was indebted to Tag-It, Inc. in the aggregate amount of $300,422. A portion of this indebtedness is evidenced by a promissory note, dated August 31, 1997, in the principal amount of $71,542 and a promissory note, dated October 15, 1997, in the principal amount of $6,089. Both promissory notes are due and payable on demand and bear interest at a rate of 7.5% per annum. The remaining indebtedness is due and payable on demand. In addition to these two promissory notes, Colin Dyne loaned the Company $185,000 in December 2000. The note payable is unsecured, bears interest at a rate of 11% and is due on demand.

     As of December 31, 2000, Jonathan Burstein was indebted to Tag-It, Inc. in the aggregate amount of $80,610. This indebtedness bears interest of 7.5 % and is due and payable on demand.

     Mark Dyne loaned us $160,000 in August 1999 and $15,000 in January 1999. This indebtedness is evidenced by unsecured promissory notes, dated August 17, 1999 and January 31, 1999, which are due and payable on demand and bear interest at a rate of 7.0% and 7.5% per annum. During the year ended December 31, 2000, we repaid $95,205 to Mr. Dyne. In October 2000, Mark Dyne loaned us a further $500,000. This indebtedness is evidenced by a convertible secured subordinated promissory note, dated October 4, 2000, which is due and payable on demand, bears interest at a rate of 11.0% per annum and convertible at the election of the holder into our common stock at a price of $4.50 per share.

     Our sales to Brilliant Digital Entertainment amounted to $144,000 in fiscal 1999 and $143,900 in fiscal 1998. Mark Dyne, our chairman, and Kevin Bermeister, one of our directors, are also officers of Brilliant Digital Entertainment. $81,400 of accounts receivables were due from Brilliant Digital Entertainment at December 31, 1999.

TRANSACTIONS INVOLVING STRATEGIC RELATIONSHIPS WITH CUSTOMERS AND SUPPLIERS

     In October 1998, KG Investment, LLC, a Los Angeles-based private investment company, purchased 2,390,000 restricted shares of our common stock for an aggregate price of $2,688,750. KG Investment, LLC is currently a significant stockholder, owning approximately 30.4% of the outstanding shares of our common stock at December 31, 2000. KG Investment, LLC is also affiliated with Tarrant Apparel Group, our largest customer, because the owners of KG Investment, LLC are Gerard Guez, Chairman of the Board and Chief Executive Officer and a significant stockholder of Tarrant Apparel Group, and Todd Kay, President and a significant stockholder of Tarrant Apparel Group. During fiscal 1998, Tarrant Apparel Group purchased approximately $569,000 in products from us. That amount increased to $15,500,000 in 1999 and to $23,760.000 in 2000. As of December 31,
2000, 1999 and 1998, accounts receivable related party included approximately $8,270,000, $2,047,000 and $580,000, respectively, due from Tarrant Apparel Group. Terms are net 60 days. During the year ended December 31, 1999, we loaned Mr. Guez $75,000 in the form of an unsecured promissory note which bears interest at prime and is payable on demand.

     In connection with this investment, KG Investment, LLC agreed not to dispose of its shares of common stock before October 16, 2000, except to affiliated parties, without our prior written consent. After October 16, 2000, KG Investment, LLC may sell or transfer any of the shares in accordance with applicable law; provided that we have an assignable right of first refusal to purchase the shares upon the same or economically equivalent terms and conditions, if the sale is not made in accordance with the volume restrictions of Rule 144 under the Securities Act of 1933 or in connection with a public offering initiated by us. We granted KG Investment, LLC piggyback registration rights which entitles it to sell its shares of common stock in a registered public offering in the same proportion as shares of common stock sold in the same offering by any of Colin Dyne, Mark Dyne, the Estate of Harold Dyne, Larry Dyne or Jonathan Burstein.

     On December 22, 2000, we entered into an exclusive supply agreement with Hubert Guez, Paul Guez, Azteca Production International, Inc., AZT International SA D RL, and Commerce Investment Group, LLC. Pursuant to this supply agreement we will provide all trim-related products for certain programs manufactured by Azteca Production International. The agreement provides for a minimum aggregate total of $10,000,000 in annual purchases by Azteca Production International and its affiliates during each year of the three-year term of the agreement, if and to the extent, we are able to provide trim products on a basis that is competitive in terms of price and quality. For purposes of the supply agreement, the first year of the term is a 15-month period ending March 31, 2002 and each year after that date will be a 12-month year. In addition, we purchased trim inventory held by Azteca Production and its affiliates on December 22, 2000. Under the terms of the supply agreement, we issued 1,000,000 shares of restricted common stock to Commerce Investment Group, LLC. The shares of restricted stock were issued at the market price of our stock at the time of issuance. Azteca Production International has been a significant customer of the Company for many years.

     On April 3, 2000, we entered into a ten-year exclusive license and distribution agreement with Talon, Inc. TALON is a leading brand of zippers with an eighty-year history. These exclusive license and distribution rights give us the right to distribute zippers and trim products under the TALON brand name in the United States, Mexico, Canada and the Pacific Rim. In exchange for these exclusive distribution rights, we issued 850,000 shares of Series B convertible preferred stock to GICISA. After a period of 30 months from the issuance, the shares will be convertible into our common stock once the average price per share of our common stock reaches or exceeds $8.00 for a 30-day consecutive period. The preferred stock is automatically convertible into shares of our common stock based on a rate of one minus the fraction of $2.50 over the average per share closing price of our common stock for the 30-day period preceding the conversion. We began shipping products under the TALON brand name in July 2000.

ITEM 2:  PROPOSAL TO AMEND THE 1997 STOCK PLAN
-------------------------------------------------------------------------------

GENERAL

     The Board of Directors has approved an amendment (the "Plan Amendment") to the Tag-It Pacific, Inc. 1997 Stock Plan to increase the number of shares of common stock available for issuance under the 1997 Plan from 1,777,500 shares to 2,077,500 shares. The Plan Amendment is being submitted to the Company's stockholders for approval.

     The Board of Directors approved the Plan Amendment to ensure that a sufficient number of shares of common stock are available for issuance under the 1997 Plan. At April 27, 2001, only 492,000 shares remained available for grants of awards under the 1997 Plan. The Board of Directors believes that the ability to grant stock-based awards is important to the future success of the Company. The grant of stock options and other stock-based awards can motivate high levels of performance and provide an effective means of recognizing employee contributions to the success of the Company. In addition, stock-based compensation can be valuable in recruiting and retaining highly qualified technical and other key personnel who are in great demand as well as rewarding and providing incentives to our current employees. The increase in the number of shares available for awards under the 1997 Plan will enable the Company to continue to realize the benefits of granting stock-based compensation.

     At April 27, 2001, the last reported sales price of the common stock on the American Stock Exchange was $3.79 per share.

SUMMARY OF THE 1997 PLAN

     PURPOSE. The purpose of the 1997 Plan is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of the Company or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company's stockholders.

     ADMINISTRATION. The 1997 Plan may be administered by the Board of Directors, or a committee of two or more directors appointed by the Board of Directors whose members serve at the pleasure of the Board. The 1997 Plan currently is administered by the Compensation Committee of the Board of Directors. The party administering the 1997 Plan is referred to as the "Administrator." Subject to the provisions of the 1997 Plan, the Administrator has full and final authority to (i) select from among eligible directors, officers, employees and consultants, those persons to be granted awards under the 1997 Plan, (ii) determine the type, size and terms of individual awards to be made to each person selected, (iii) determine the time when awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning awards,
(iv) amend the terms or conditions of any outstanding award, subject to applicable legal restrictions and to the consent of the other party to such award, (v) authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the 1997 Plan, and (vii) make any and all other determinations which the Administrator determines to be necessary or advisable in the administration of the 1997 Plan. The Administrator has full power and authority to administer and interpret the 1997 Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the 1997 Plan and for the conduct of its business as the Administrator deems necessary or advisable.

     ELIGIBILITY. Any person who is a director, officer, employee or consultant of the Company, or any of its subsidiaries (a "Participant"), is eligible to be considered for the grant of awards under the 1997 Plan. No Participant may receive awards representing more than 25% of the aggregate number of shares of common stock that may be issued pursuant to all awards under the 1997 Plan. At April 27, 2001, approximately 92 officers, directors and employees of the Company were eligible to receive awards under the 1997 Plan.

     TYPES OF AWARDS. Awards authorized under the 1997 Plan may consist of any type of arrangement with a Participant that, by its terms, involves or might involve or be made with reference to the issuance of shares of the Company's common stock, or a derivative security with an exercise or conversion price related to the common stock or with a value derived from the value of the common stock. Awards are not restricted to any specified form or structure and may include sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of award which the Administrator shall determine is consistent with the objectives and limitations of the 1997 Plan. An award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     CONSIDERATION. The common stock or other property underlying an award may be issued for any lawful consideration as determined by the Administrator, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness. An award may provide for a purchase price of the common stock or other property at a value less than the fair market value of the common stock or other property on the date of grant. In addition, an award may permit the recipient to pay the purchase price of the common stock or other property or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company or other property, or by reducing the number of shares of common stock or the amount of other property otherwise issuable pursuant to such award.

     TERMINATION OF AWARDS. All awards granted under the 1997 Plan expire ten years from the date of grant, or such shorter period as is determined by the Administrator. No option is exercisable by any person after such expiration. If an award expires, terminates or is canceled, the shares of common stock not purchased thereunder shall again be available for issuance under the 1997 Plan.

     AMENDMENT AND TERMINATION OF THE 1997 PLAN. The Administrator may amend the 1997 Plan at any time, may suspend it from time to time or may terminate it without approval of the stockholders; provided, however, that stockholder approval is required for any amendment which materially increases the number of shares for which awards may be granted, materially modifies the requirements of eligibility, or materially increases the benefits which may accrue to recipients of awards under the 1997 Plan. However, no such action by the Board of Directors or stockholders may unilaterally alter or impair any award previously granted under the 1997 Plan without the consent of the recipient of the award. In any event, the 1997 Plan shall terminate on October 1, 2007 (ten years following the date it was approved by the Company's stockholders) unless sooner terminated by action of the Board of Directors. The 1997 Plan was first amended in fiscal 1999 to increase the number of shares of common stock available for issuance under the 1997 Plan from 562,500 shares to 1,177,500 shares and again in fiscal 2000 to increase the number of shares of common stock available for issuance under the amended 1997 Plan from 1,177,500 shares to 1,777,500 shares. The Company's stockholders approved the first amendment to the plan at the 1999 Annual Meeting of stockholders and the second amendment to the plan at the 2000 Annual Meeting of stockholders.

FEDERAL INCOME TAX CONSEQUENCES FOR STOCK OPTIONS

     As of April 27, 2001, the only type of award granted by the Company under the 1997 Plan had been stock options. The following is a general discussion of the principal United States federal income tax consequences of both "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options") and non-statutory stock options ("Non-statutory Stock Options") based upon the United States Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, all of which are subject to modification at any time. The 1997 Plan does not constitute a qualified retirement plan under Section 401(a) of the Code (which generally covers trusts forming part of a stock bonus, pension or profit-sharing plan funded by employer and/or employee contributions which are designed to provide retirement benefits to participants under certain circumstances) and is not subject to the Employee Retirement Income Security Act of 1974 (the pension reform law which regulates most types of privately funded pension, profit sharing and other employee benefit plans).

     CONSEQUENCES TO EMPLOYEES: INCENTIVE STOCK OPTIONS. No income is recognized for federal income tax purposes by an optionee at the time an Incentive Stock Option is granted, and, except as discussed below, no income is recognized by an optionee upon his or her exercise of an Incentive Stock Option. If the optionee makes no disposition of the common stock received upon exercise within two years from the date such option was granted or one year from the date such option is exercised (the "ISO Holding Period Requirements"), the optionee will recognize long-term capital gain or loss when he or she disposes of his or her common stock. Such gain or loss generally will be measured by the difference between the exercise price of the option and the amount received for the common stock at the time of disposition.

     If the optionee disposes of the common stock acquired upon exercise of an Incentive Stock Option without satisfying the ISO Holding Period Requirements, any amount realized from such "disqualifying disposition" will be taxed at ordinary income tax rates in the year of disposition to the extent that (i) the lesser of (a) the fair market value of the shares of common stock on the date the Incentive Stock Option was exercised or (b) the fair market value of such shares at the time of such disposition exceeds (ii) the Incentive Stock Option exercise price. Any amount realized upon disposition in excess of the fair market value of the shares of common stock on the date of exercise will be treated as long-term or short-term capital gain depending upon the length of time the shares have been held.

     The use of stock acquired through exercise of an Incentive Stock Option to exercise an Incentive Stock Option will constitute a disqualifying disposition if the ISO Holding Period Requirements have not been satisfied.

     For alternative minimum tax purposes, the excess of the fair market value of the shares of common stock as of the date of exercise over the exercise price of the Incentive Stock Option is included in computing that year's alternative minimum taxable income. However, if the shares of common stock are disposed of in the same year, the maximum alternative minimum taxable income with respect to those shares is the gain on disposition of the shares. There is no alternative minimum taxable income from a disqualifying disposition in subsequent years.

     CONSEQUENCES TO EMPLOYEES: NON-STATUTORY STOCK OPTIONS. No income generally is recognized by a holder of Non-statutory Stock Options at the time Non-statutory Stock Options are granted under the 1997 Plan. In general, at the time shares of common stock are issued to a holder pursuant to the exercise of Non-statutory Stock Options, the holder will recognize ordinary income equal to the excess of the fair market value of the shares on the date of exercise over the exercise price.

     A holder will recognize gain or loss on the subsequent sale of common stock acquired upon exercise of Non-statutory Stock Options in an amount equal to the difference between the sales price and the tax basis of the common stock, which will include the exercise price paid plus the amount included in the holder's income by reason of the exercise of the Non-statutory Stock Options. Provided the shares of common stock are held as a capital asset, any gain or loss resulting from a subsequent sale will be short-term or long-term capital gain or loss depending upon the length of time the shares have been held.

     CONSEQUENCES TO THE COMPANY: INCENTIVE STOCK OPTIONS. The Company will not be allowed a deduction for federal income tax purposes at the time of the grant or exercise of an Incentive Stock Option. There are also no federal income tax consequences to the Company as a result of the disposition of common stock acquired upon exercise of an Incentive Stock Option if the disposition is not a "disqualifying disposition." At the time of a disqualifying disposition by an optionee, the Company will be entitled to a deduction for the amount received by the optionee to the extent that such amount is taxable to the optionee at ordinary income tax rates.

     CONSEQUENCES TO THE COMPANY: NON-STATUTORY STOCK OPTIONS. Generally, the Company will be entitled to a deduction for federal income tax purposes in the Company's taxable year in which the optionee's taxable year of income inclusion ends and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of Non-statutory Stock Options.

REQUIRED VOTE

     The approval of the Plan Amendment requires the affirmative vote of a majority of the votes entitled to be cast by the holders of shares of the Company's common stock present or represented and entitled to vote on this matter at the Annual Meeting. An abstention will be counted toward the tabulation of votes cast and will have the same effect as a vote against the proposal. A broker non-vote, however, will not be treated as a vote cast for or against approval of the proposal.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" THE APPROVAL OF THE PLAN AMENDMENT.

                             PRINCIPAL STOCKHOLDERS

     The following table presents information regarding the beneficial ownership of our common stock as of April 27, 2001:

     o each person who is known to us to be the beneficial owner of more than 5.0% of our outstanding common stock;

     o    each of our directors;

     o    the Named Executive Officers; and

     o    all of our directors and executive officers as a group

     Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Shares of common stock under warrants or options currently exercisable or exercisable within 60 days of the date of this information are deemed outstanding for purposes of computing the percentage ownership of the person holding such warrants or options but are not deemed outstanding for computing the percentage ownership of any other person. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of common stock actually outstanding at April 27, 2001. Unless otherwise indicated, the persons named in this table have sole voting and sole investment power with respect to all shares shown as beneficially owned, subject to community property laws where applicable.

         The address of each person listed is in our care, at 21900 Burbank Boulevard, Suite 270, Woodland Hills, California 91367, unless otherwise set forth below such person's name.

NAME OF BENEFICIAL OWNER                          NUMBER OF       PERCENT
                                                   SHARES         OF CLASS
---------------------------------------------    -----------      ---------
DIRECTORS:
Colin Dyne (1)..............................       1,917,230          23.2%
Mark Dyne (2)...............................         815,512           9.8%
Kevin Bermeister (3)........................         187,117           2.3%
Jonathan Burstein (4).......................         185,788           2.3%
Brent Cohen (5).............................          35,000              *
Michael Katz (6)............................          15,000              *

NON-DIRECTOR NAMED EXECUTIVE OFFICERS:
Jonathan Markiles (7) ......................         125,748           1.5%
Ronda Sallmen (8) ..........................          27,500              *

5% HOLDERS:
KG Investment, LLC
3151 East Washington Blvd.
Los Angeles, CA  90023......................       2,390,000          29.9%
The Estate of Harold Dyne (9)...............         757,507           9.4%
Alan Saloner (10) ..........................         423,234           5.3%
Commerce Investment Group, LLC
5804 E. Slauson Ave., Commerce, CA 90046 ...       1,000,000          12.5%
Directors and executive officers as a
group (8 persons) (11) .....................       3,308,895          37.0%


                                    Page 22


* Less than one percent.
(1) Includes 260,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable and 1,000,000 shares of common stock owned by Commerce Investment Group, LLC which are voted by Colin Dyne pursuant to a voting agreement.
(2) Includes 243,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable and 111,111 shares of common stock reserved for issuance upon conversion of debt.
(3) Consists of 30,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable.
(4) Includes 90,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable.
(5) Consists of 35,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable.
(6) Consists of 15,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable.
(7) Includes 72,500 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable and 39,235 shares of common stock reserved for issuance upon exercise of warrants which currently are exercisable.
(8) Includes 27,500 shares of common stock reserved for issuance upon exercise of stock options which are currently exercisable.
(9) Harold Dyne served as our President until his death in October 1999. The estate of Mr. Dyne exercises beneficial ownership over shares which he previously held. The shares consist of 659,507 shares of common stock held by H&A Dyne Holdings, LP and 98,000 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable.
(10) Consists of 156,586 shares of common stock held by Saloner Family Investments Limited Partnership and 266,666 shares of common stock held by Heathmount International Limited. We believe that Alan Saloner is a principal executive officer and stockholder of Safcor, Inc., which is the general partner of Saloner Family Investments Limited Partnership and that Mr. Saloner is a principal executive officer and stockholder of Heathmount International Limited.
(11) Includes 812,235 shares of common stock reserved for issuance upon exercise of stock options which currently are exercisable, 1,000,000 shares of common stock owned by Commerce Investment Group, LLC which are voted by Colin Dyne pursuant to a voting agreement, 111,111 shares of common stock reserved for issuance upon conversion of debt and 39,235 shares of common stock reserved for issuance upon exercise of warrants which currently are exercisable.


     The information as to shares beneficially owned has been individually furnished by the respective directors, named executive officers, and other stockholders of the company, or taken from documents filed with the Securities and Exchange Commission.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors, and persons who own more than ten percent of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Executive officers, directors and greater-than-ten percent stockholders are required by Securities and Exchange Commission regulations to furnish the Company with all
Section 16(a) forms they file. Based solely on its review of the copies of the forms received by it and written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that, during the year ended December 31, 2000, all of the Company's executive officers, directors and greater-than-ten percent stockholders complied with all Section 16(a) filing requirements with the exception of KG Investment, LLC, Commerce Investment Group, LLC and Mark Dyne. KG Investment, LLC did not report on a timely basis on a Form 3 and a Form 5 its acquisition of 2,390,000 shares of common stock in October 1998. Commerce Investment Group, LLC did not report on a timely basis on a Form 3 and a Form 5 its acquisition of 1,000,000 shares of common stock in December 2000. Mark Dyne did not report on a timely basis on a Form 5 the change in his beneficial ownership resulting from his holding a convertible secured subordinated promissory note which is convertible into 111,111 shares of common stock at the election of the holder. Commerce Investment Group, LLC filed a Form 3 on April 25, 2001. Mark Dyne filed a Form 5 on April 30, 2001.

                              STOCKHOLDER PROPOSALS

     Any stockholder who intends to present a proposal at the 2002 Annual Meeting of stockholders for inclusion in the Company's Proxy Statement and Proxy form relating to such Annual Meeting must submit such proposal to the Company at its principal executive offices by February 13, 2002. Any stockholder who intends to present a proposal at the 2002 Annual Meeting of stockholders which the stockholder does NOT intend to be included in the Company's Proxy Statement and Proxy form for the 2002 Annual Meeting must submit such proposal to the Company at its principal executive offices between March 17, 2002 and April 16, 2002.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     BDO Seidman, LLP, independent public accountants, were selected by the Board of Directors to serve as independent public accountants of the Company for fiscal 2000 and have been selected by the Board of Directors to serve as independent auditors for fiscal 2001. Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting, and will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

                             SOLICITATION OF PROXIES

     It is expected that the solicitation of Proxies will be by mail. The cost of solicitation by management will be borne by the Company. The Company will reimburse brokerage firms and other persons representing beneficial owners of shares for their reasonable disbursements in forwarding solicitation material to such beneficial owners. Proxies may also be solicited by certain of the Company's directors and officers, without additional compensation, personally or by mail, telephone, telegram or otherwise.

                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR THE YEAR ENDED DECEMBER 31, 2000, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO RONDA SALLMEN, CHIEF FINANCIAL OFFICER, TAG-IT PACIFIC, INC., 21900 BURBANK BOULEVARD, SUITE 270, WOODLAND HILLS, CALIFORNIA 91367.

                                         ON BEHALF OF THE BOARD OF DIRECTORS
                                         /s/ Ronda Sallmen
                                         Ronda Sallmen

Tag-It Pacific, Inc.,
21900 Burbank Boulevard, Suite 270,
Woodland Hills, California 91367

May __, 2001

                                  APPENDIX "A"

                             AUDIT COMMITTEE CHARTER
                                       OF
                              TAG-IT PACIFIC, INC.

1.   ORGANIZATION

     This charter (the "CHARTER") governs the operations of the audit committee (the "AUDIT COMMITTEE") of the Board of Directors (the "BOARD") of Tag-It Pacific, Inc. (the "COMPANY"). The Audit Committee shall review and reassess the Charter at least annually and will amend the charter, if appropriate, with the approval of the Board.

     o COMPOSITION. The Committee shall be appointed by the Board and shall be comprised of at least three directors, each of whom must be independent of management and the Company. The Board will also select a chairman for the Audit Committee. Each member of the Audit Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. In addition, each member of the Audit Committee must be independent as defined by the American Stock Exchange. A member of the Audit Committee will not be considered independent if the member (i) is employed by the Company or any of its affiliates for the current year or any of the past three years; (ii) accepts compensation from the Company or any of its affiliates in excess of $60,000 during the previous year, other than compensation for board service, benefits under a tax-qualified retirement plan, or non-discretionary compensation; (iii) is a member of the immediate family of an individual who is, or has been in any of the past three years, employed by the Company or any of its affiliates as an executive officer; (iv) is a partner in, or a controlling stockholder or executive officer of, any for-profit business organization to which the Company made, or from which the Company received, payments (other than those arising solely from investments in the Company's securities) that exceed 5% of the Company's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or (v) is employed as an executive of another entity where any of the Company's executives serve on that entity's compensation committee.

     o QUALIFICATIONS OF MEMBERS. All Audit Committee members shall be financially literate and experienced in reading and understanding financial statements, including the Company's balance sheet, income statement and statement of cash flow (or will become able to do so within a reasonable period of time after his or her appointment to the Audit Committee). At least one member of the Company's Audit Committee shall have past employment experience in finance or accounting or have a professional certification in accounting or other comparable experience.

2.   STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board in fulfilling their oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Audit Committee to maintain free and open communication between the Audit Committee, the independent auditors, the internal auditors and the management of the Company. In discharging its oversight role, the Audit Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, or the other experts for this purpose.

3.   RESPONSIBILITIES AND PROCESSES

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial


                                    Page A-1
statements. The Audit Committee in carrying out its responsibilities believes its policies and procedures should remain flexible in order to best react to changing conditions and circumstances. The Audit Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

     The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Audit Committee may supplement them as appropriate.

     o The Audit Committee shall meet at least four times annually, or more frequently as circumstances dictate.

     o The Audit Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's stockholders.

     o The Audit Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. Annually, the Audit Committee shall review and recommend to the board the selection of the Company's independent auditors.

     o The Audit Committee shall discuss with the auditors their independence from management and the Company including any relationships that may potentially impair their independence, as required by Independence Standards Board Statement No. 1. The Audit Committee is responsible for ensuring that the independent auditors submit on a periodic basis to the Audit Committee a formal written statement delineating all relationships between the independent auditors and the Company.

     o The Audit Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation.

     o The Audit Committee shall discuss with management, the internal auditors and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk and legal and ethical compliance programs.

     o The Audit Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

     o The Audit Committee shall review with financial management and the independent auditors the Company's quarterly financial results and any related press releases prior to the release of earnings.

     o The Audit Committee shall meet with management and the independent auditors and review and approve the interim financial statements and quarterly report on Form 10-Q prior to the filing or distribution of the quarterly report. In addition, the Audit Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards. The chair of the Audit Committee may represent the entire Audit Committee for the purposes of this review.

     o The Audit Committee shall meet with management and the independent auditors and review the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. In addition, the Audit Committee shall review and formally approve the Company's Annual Report on Form 10-K prior


                                    Page A-2
          to filing or distribution. The Audit Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards, including the matters required to be communicated to audit committees pursuant to Statement of Accounting Standards No. 61.

     o The Audit Committee shall prepare an annual report to the Company's stockholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.


                                    Page A-3

                              TAG-IT PACIFIC, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned, a stockholder of TAG-IT PACIFIC, INC., a Delaware corporation (the "Company"), hereby appoints COLIN DYNE and RONDA SALLMEN, and each of them, the proxy of the undersigned, with full power of substitution, to attend, vote and act for the undersigned at the Company's Annual Meeting of Stockholders (the "Annual Meeting"), to be held on June 15, 2001, and at any of its postponements or adjournments, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

     The Board of Directors recommends a WITH vote on Proposal 1 and a FOR vote on Proposal 2.

     1.   ELECTION OF CLASS I DIRECTORS, as provided in the Company's Proxy
          Statement:

               ___  WITH        ___ WITHOUT Authority to vote for the nominees
                                    listed below.

          (INSTRUCTIONS: TO WITHHOLD AUTHORITY FOR A NOMINEE, LINE THROUGH OR OTHERWISE STRIKE OUT THE NAME OF THE NOMINEE BELOW)

                          Kevin Bermeister          Brent Cohen

     2. The approval of the amendment to the Company's 1997 Stock Plan to increase the maximum number of shares of Common Stock that may be issued pursuant to awards granted under the plan.

          FOR  ______          AGAINST _______         ABSTAIN ________

     The undersigned hereby revokes any other proxy to vote at the Annual Meeting, and hereby ratifies and confirms all that the proxy holders may lawfully do by virtue of this Proxy. AS TO ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY OF ITS POSTPONEMENTS OR ADJOURNMENTS, THE PROXY HOLDER IS AUTHORIZED TO VOTE IN ACCORDANCE WITH HIS BEST JUDGMENT.

     This Proxy will be voted in accordance with the instructions set forth above. THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE CLASS I DIRECTORS NAMED, THE APPROVAL OF THE AMENDMENT TO THE COMPANY'S 1997 STOCK PLAN AND AS THE PROXY HOLDER SHALL DEEM ADVISABLE ON ANY OTHER BUSINESS THAT MAY COME BEFORE THE ANNUAL MEETING, UNLESS OTHERWISE DIRECTED.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated May __, 2001 relating to the Annual Meeting.

                                        Date:  __________________________, 2001



                                        ---------------------------------------



                                        ---------------------------------------
                                             Signature(s) of Stockholder(s)
                                                (See Instructions Below)

                               The above signature(s) should correspond exactly with the name(s) of the Stockholder(s) appearing on the Stock Certificate. If stock is jointly held, all joint owners should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign the full corporation name, and give title of signing officer.

                               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TAG-IT PACIFIC, INC.

                              TAG-IT PACIFIC, INC.

                              AMENDED AND RESTATED
                                 1997 STOCK PLAN


1.       PURPOSE OF THE PLAN.

         The purpose of this 1997 Stock Plan (the "Plan") is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of Tag-It Pacific, Inc. (the "Company") or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company's stockholders.

2.       ADMINISTRATION OF THE PLAN.

         The Plan shall be administered by the Board of Directors of the Company (the "Board"), or a committee of the Board (the "Committee") whose members shall serve at the pleasure of the Board. If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan as may be adopted from time to time by the Board.

         The Board shall have all the powers vested in it by the terms of the Plan, including exclusive authority (i) to select from among eligible directors, officers, employees and consultants, those persons to be granted "Awards" (as defined below) under the Plan; (ii) to determine the type, size and terms of individual Awards (which need not be identical) to be made to each person selected; (iii) to determine the time when Awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning Awards; (iv) to amend the terms or conditions of any outstanding Award, subject to applicable legal restrictions and to the consent of the other party to such Award; (v) to determine the duration and purpose of leaves of absences which may be granted to holders of Awards without constituting termination of their employment for purposes of their Awards; (vi) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and (vii) to make any and all other determinations which it determines to be necessary or advisable in the administration of the Plan. The Board shall have full power and authority to administer and interpret the Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Board deems necessary or advisable. The Board's interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee of the Company or any of its subsidiaries.

3.       PERSONS ELIGIBLE UNDER THE PLAN.

         Any person who is a director, officer, employee or consultant of the Company, or any of its subsidiaries (a "Participant"), shall be eligible to be considered for the grant of Awards under the Plan.

4.       AWARDS.

         (a) COMMON STOCK AND DERIVATIVE SECURITY AWARDS. Awards authorized under the Plan shall consist of any type of arrangement with a Participant that is not inconsistent with the provisions of the Plan and that, by its terms, involves or might involve or be made with reference to the issuance of (i) shares of the Common Stock, $.001 par value per share, of the Company (the "Common Stock") or (ii) a "derivative security" (as that term is defined in Rule 16a-1(c) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as the same may be amended from time to time) with an exercise or conversion price related to the Common Stock or with a value derived from the value of the Common Stock.

         (b) TYPES OF AWARDS. Awards are not restricted to any specified form or structure and may include, but need not be limited to, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of Award which the Board shall determine is consistent with the objectives and limitations of the Plan. An Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

         (c) CONSIDERATION. Common Stock may be issued pursuant to an Award for any lawful consideration as determined by the Board, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness.

         (d) GUIDELINES. The Board may adopt, amend or revoke from time to time written policies implementing the Plan. Such policies may include, but need not be limited to, the type, size and term of Awards to be made to participants and the conditions for payment of such Awards.

         (e) TERMS AND CONDITIONS. Subject to the provisions of the Plan, the Board, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted pursuant to the Plan, which terms and conditions may include, among other things:

                  (i) any provision necessary for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (an "Incentive Stock Option");

                  (ii) a provision permitting the recipient of such Award to pay the purchase price of the Common Stock or other property issuable pursuant to such Award, or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including "pyramiding") or other property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to such Award; or

                  (iii) a provision conditioning or accelerating the receipt of benefits pursuant to the Award, or terminating the Award, either automatically or in the discretion of the Board, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 of the Plan.

         (f) SUSPENSION OR TERMINATION OF AWARDS. If the Company believes that a Participant has committed an act of misconduct as described below, the Company may suspend the Participant's rights under any then outstanding Award pending a determination by the Board. If the Board determines that a Participant has committed an act of embezzlement, fraud, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of trade secret or confidential information of the Company, engages in any conduct constituting unfair competition, or induces any customer of the Company to breach a contract with the Company, neither the Participant nor his or her estate shall be entitled to exercise any rights whatsoever with respect to such Award. In making such determination, the Board shall act fairly and shall give the Participant a reasonable opportunity to appear and present evidence on his or her behalf to the Board.

         (g) MAXIMUM GRANT OF AWARDS TO ANY PARTICIPANT. No Participant shall receive Awards representing more than 25% of the aggregate number of shares of Common Stock that may be issued pursuant to all Awards under the Plan as set forth in Section 5 hereof.


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5.       SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

         The aggregate number of shares of Common Stock that may be issued or issuable pursuant to all Awards under the Plan (including Awards in the form of Incentive Stock Options and Non-Statutory Stock Options) shall not exceed an aggregate of 2,077,500 shares of Common Stock, subject to adjustment as provided in Section 7 of the Plan. Shares of Common Stock subject to the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares of Common Stock subject to an Award which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan. For purposes of this Section 5, the aggregate number of shares of Common Stock that may be issued at any time pursuant to Awards granted under the Plan shall be reduced by: (i) the number of shares of Common Stock previously issued pursuant to Awards granted under the Plan, other than shares of Common Stock subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; and (ii) the number of shares of Common Stock which were otherwise issuable pursuant to Awards granted under this Plan but which were withheld by the Company as payment of the purchase price of the Common Stock issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance.

6.       PAYMENT OF AWARDS.

         The Board shall determine the extent to which Awards shall be payable in cash, shares of Common Stock or any combination thereof. The Board may, upon request of a Participant, determine that all or a portion of a payment to that Participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Board may determine in its sole discretion.

7.       DILUTION AND OTHER ADJUSTMENT.

         In the event of any change in the outstanding shares of the Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities as a class (other than cash dividends), then the Board may, but it shall not be required to, make such equitable adjustments to the Plan and the Awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under the Plan, (ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under the Plan; and (iii) the maximum number of securities with respect to which Awards may thereafter be granted to any Participant in any fiscal year) as the Board in its sole discretion determines appropriate, including any adjustments in the maximum number of shares referred to in Section 5 of the Plan. Such adjustments shall be conclusive and binding for all purposes of the Plan.


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8.       MISCELLANEOUS PROVISIONS.

         (a) DEFINITIONS. As used herein, "subsidiary" means any current or future corporation which would be a "subsidiary corporation," as that term is defined in Section 424(f) of the Code, of the Company; and the term "or" means "and/or."

         (b) CONDITIONS ON ISSUANCE. Securities shall not be issued pursuant to Awards unless the grant and issuance thereof shall comply with all relevant provisions of law and the requirements of any securities exchange or quotation system upon which any securities of the Company are listed, and shall be further subject to approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by Company counsel to be necessary to the lawful issuance and sale of any security or Award, shall relieve the Company of any liability in respect of the nonissuance or sale of such securities as to which requisite authority shall not have been obtained.

         (c) RIGHTS AS STOCKHOLDER. A participant under the Plan shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of such stock are issued to the participant.

         (d) ASSIGNMENT OR TRANSFER. Subject to the discretion of the Board, and except with respect to Incentive Stock Options which are not transferable except by will or the laws of descent and distribution, Awards under the Plan or any rights or interests therein shall be assignable or transferable.

         (e) AGREEMENTS. All Awards granted under the Plan shall be evidenced by written agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Board shall from time to time adopt.

         (f) WITHHOLDING TAXES. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to the restrictions imposed by any and all governmental authorities.

         (g) NO RIGHTS TO AWARD. No Participant or other person shall have any right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries, which are hereby reserved, to discharge a Participant at any time for any reason whatsoever, with or without good cause.


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         (h) COSTS AND EXPENSES. The costs and expenses of administering the
Plan shall be borne by the Company and not charged to any Award nor to any Participant receiving an Award.

         (i) FUNDING OF PLAN. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

9.       AMENDMENTS AND TERMINATION.

         (a) AMENDMENTS. The Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan. However, with the consent of the Participant affected, the Board may amend outstanding agreements evidencing Awards under the Plan in a manner not inconsistent with the terms of the Plan.

         (b) STOCKHOLDER APPROVAL. To the extent that Section 422 of the Code, other applicable law, or the rules, regulations, procedures or listing agreement of any national securities exchange or quotation system, requires that any amendment of the Plan be approved by the stockholders of the Company, no such amendment shall be effective unless and until it is approved by the stockholders in such a manner and to such a degree as is required.

         (c) TERMINATION. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the awards theretofore granted under the Plan) shall terminate on and no awards shall be granted after October 1, 2007.

10.      EFFECTIVE DATE.

         The Plan is effective on October 1, 1997, the date on which it was adopted by the Board of Directors of the Company and the holders of the majority of the Common Stock of the Company.

11.      GOVERNING LAW.

         The Plan and any agreements entered into thereunder shall be construed and governed by the laws of the State of Delaware applicable to contracts made within, and to be performed wholly within, such state, without regard to the application of conflict of laws rules thereof.


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